                                                                   EXHIBIT 10.41
                                                                   -------------
                              Restated and Amended
                              --------------------
                              Nabumetone Agreement
                              --------------------

     This AGREEMENT is made this 30th day of June, 1997, between RHODES TECHNOLOGY COMPANY, a Delaware general partnership ("Rhodes") by Napp Technologies, Inc., a Delaware corporation and the Managing General Partner of Rhodes, with its principal office at 299 Market Street, Saddle Brook, New Jersey, 07663 ("HCC") and COPLEY PHARMACEUTICAL, INC., a Delaware corporation with its principal office at 25 John Road, Canton, Massachusetts, 02021 ("Copley").

                          W  I  T  N  E  S  S  E  T  H
                          -  -  -  -  -  -  -  -  -  -
     WHEREAS, Copley and Hoechst Celanese Corporation ("HCC") are parties to that certain agreement dated 30 April, 1996 with respect to Nabumetone ("Nabumetone Agreement"); and

     WHEREAS, Rhodes is acquiring HCC's bulk pharmaceutical ingredient manufacturing facility in Coventry, Rhode Island and as part of such acquisition will be assuming the rights and obligations of HCC under the Nabumetone Agreement in toto ("Acquisition"); and
          -- ----

     WHEREAS, Rhodes and Copley wish to amend and restate the terms of the Nabumetone Agreement to reflect the rights and obligations of Rhodes and Copley that will govern the relationship between Rhodes and Copley upon and after the Acquisition and to terminate and cancel the Nabumetone Agreement.

     Now, Therefore, Rhodes and Copley agree as follows:

                    ARTICLE 1: EFFECTIVE DATE; CANCELLATION
                    ---------------------------------------

     1.1 This Restated and Amended Nabumetone Agreement shall be with effect from and after the date that Rhodes assumes all the rights and all the obligations of HCC under the Nabumetone Agreement as part of the Acquisition.

     1.2 On the date Rhodes assumes all the rights and all the obligations of HCC under the Nabumetone Agreement, this Agreement shall control the rights and obligations of Copley and Rhodes.

                             ARTICLE 2: DEFINITIONS
                             ----------------------

     As used in this Agreement, the following terms shall have the meanings set forth below:

     2.1.  "ANDA" shall mean Abbreviated New Drug Application.

     2.2. "Commercial Year" shall mean the twelve (12) month period following the first commercial market date for the Product and each anniversary date of that date.

     2.3. "CCOGS" shall mean Copley's cost of goods sold which shall include Copley's direct material costs, direct utilities costs, direct waste disposal costs and direct quality control costs, and overhead costs (allocated in accordance with generally accepted accounting principles utilizing capacity based standards) including indirect labor, supervision, repairs, maintenance, supplies, utilities costs (which are not direct utilities costs), property taxes, environmental safety and health administration costs, waste disposal costs (which are not direct waste disposal costs), administration and financial costs, quality assurance costs, purchasing, information systems and engineering costs, and warehousing costs incurred in connection with the manufacture of the Product and excluding any divisional or corporate allocation.

     2.4. "Coventry Plant" shall mean Rhodes' manufacturing facility located in Coventry, Rhode Island.

     2.5.  "DMF" shall mean Drug Master File.

     2.6.  "FDA" shall mean the United States Food and Drug Administration.

     2.7. "Gross Margin" shall have the meaning ascribed to it in Article 10.3 of this Agreement.

     2.8. "RhodesCOGS" shall mean Rhodes' cost of goods sold which shall include Rhodes' direct material costs, direct utilities costs, direct waste disposal costs and direct quality control costs, and overhead costs (allocated in accordance with generally accepted accounting principles utilizing capacity based standards) including indirect labor, supervision, repairs, maintenance, supplies, utilities costs (which are not direct utilities costs), property taxes, environmental safety and health administration costs, waste disposal costs (which are not direct waste disposal costs), administration and financial costs, quality assurance costs, purchasing, information systems and engineering costs, and warehousing costs incurred at the Coventry Plant in connection with the manufacture of the Substance and excluding any divisional or corporate allocation.

     2.9. "Net Product Sales" shall mean the quantity of Product sold times Copley's selling price for the Product minus the amount of any Product rebates, discounts, allowances and returns.

     2.10. "Paragraph IV Certification" shall have the meaning ascribed to it in 21 CFR (S)314.50.

     2.11. "Patent" shall have the meaning ascribed to in Article 13.1 of this Agreement.

     2.12. "Person" shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.

     2.13 "Product" or "Products" shall mean the pharmaceutical generic preparation of Nabumetone in dosage form.

     2.14. "Substance" shall mean the pharmaceutical generic substance Nabumetone from which the Product is made in bulk form.

     2.15.  "Technical Royalty" shall have the meaning ascribed to it in Article
10.4 of this Agreement.

     2.16.  "Territory" shall mean the United States, including Puerto Rico.

                ARTICLE 3: RESEARCH AND DEVELOPMENT OBLIGATIONS
                -----------------------------------------------

     3.1.  RHODE's OBLIGATIONS:

          (a) Rhodes shall use its best efforts and shall employ its research and development facilities and services to the end that Rhodes shall have the capability to produce commercial quantities of the Substance.

          (b) Such research and development by Rhodes includes, but is not limited to, the following:

              (i) meeting the specifications for the Substance set forth in Exhibit "A," attached hereto and made a part hereof. The specifications can be modified by mutual agreement of the Parties. When required pursuant to the notification requirements of 21 C.F.R.
          (S)313.70, Rhodes agrees to notify Copley prior to implementing any significant changes to its Substance manufacturing process that will impact Rhode's ability to meet the specifications set forth in Exhibit
          A. Rhodes further agrees that all such manufacturing changes will be within DMF;

               (ii) producing an agreed-upon pilot quantity of Substance and delivering to Copley such amount of such agreed amount of pilot quantity as Copley, in its sole discretion, may request;

               (iii) developing, compiling, and delivering to Copley technical and regulatory information and documentation applicable to the Substance; and

               (iv) developing and compiling the technical know-how to produce commercial quantities of Substance and put in place the equipment and facility for such production.

          (c) Rhodes shall exercise due diligence in performing the aforementioned work.

          (d) Rhodes shall permit Copley to visit its premises and have reasonable access to its employees and substantive work papers concerning the aforementioned work.

          (e) Rhodes shall keep Copley informed about the current status of all communications with the FDA concerning the Substance.

          (f) with respect to Article 3 (b) (ii), the pilot quantity of Substance Rhodes shall acquire as a result of the Acquisition and have in inventory and available for Copley's orders therefor is set forth on Exhibit B and the Parties recognize that the amount set forth on Exhibit B may be less as of the date of the Acquisition in the event Copley orders pilot quantities of the Substance from HCC prior to the Acquisition.

     3.2.  Copley's OBLIGATIONS:

          (a) Copley shall formulate the Product, conduct necessary stability studies, pilot scale-up, bioequivalency studies, and apply to the FDA for approval of an ANDA in Copley's name for the Product;

          (b) Copley shall develop scaled-up manufacturing processes to produce commercial quantities of the Product, and validate these processes for FDA approval.

          (c) Copley shall inform Rhodes of the progress of development and the submission of the ANDA to the FDA;

          (d) Copley shall keep Rhodes informed about the current status of all communications with the FDA concerning the Product; and

          (e) Copley shall exercise due diligence in performing the aforementioned work.

                   ARTICLE 4: RESEARCH AND DEVELOPMENT COSTS
                   -----------------------------------------

     4.1. Rhodes shall bear the costs associated with the research and development of a manufacturing process to produce the Substance on a pilot scale. Pilot quantities of the Substance shall be supplied to Copley for a purchase price of $[ /*/ ] per kilogram.

     4.2. Copley shall bear the costs associated with the research and development relating to ANDA approval and manufacturing of FDA approved validation batches of Product.

                   ARTICLE 5: AGREEMENT OF PURCHASE AND SALE
                   -----------------------------------------

     5.1. Pursuant to the terms and conditions of this Agreement and any renewal thereof as set forth in Article 6 herein, Rhodes shall manufacture and supply Copley with all of its

-------------
/*/ Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.

requirements of the Substance, and Copley shall purchase all its requirements of the Substance from Rhodes for use in prescription drug products.

     5.2. Notwithstanding the foregoing, Copley shall have the right to purchase Substance from an alternative source in order to qualify such alternative source in the event it becomes necessary to purchase the Substance from an alternative source as a result of Rhodes' inability to supply Copley with all of its requirements of the Substance, as permitted pursuant to this Agreement.

     5.3. Rhodes shall not supply Substance for use in the development or manufacture of the Product to another company for prescription use prior to the FDA's acceptance of Copley's ANDA submission.

     5.4. In the event that a product or products containing the Substance is approved by the FDA as an Over the Counter ("OTC") product and Copley is approved by the FDA to sell such product or products, the Parties agree to negotiate in good faith a profit sharing arrangement based upon the market conditions that generally prevail in the OTC market and upon the conclusion of such an arrangement between the Parties, the purchase and supply obligations provided for in this Agreement shall apply.

                                ARTICLE 6: TERM
                                ---------------

     The initial term of this Agreement shall commence on the date of the Acquisition and shall conclude on the seventh anniversary date of the first Commercial Year unless sooner terminated as provided herein ("Initial Term"). Thereafter, this Agreement can be renewed for successive twelve (12) month periods by mutual agreement.

                        ARTICLE 7: ORDERS AND SHIPMENTS
                        -------------------------------

     7.1. Rhodes and Copley will keep each other informed with respect to activities and undertakings in respect of their obligations hereunder, including without limitation, progress in the development of scaled-up manufacturing processes for the Substance and the Product and the status and progress of the patent litigation contemplated by Article 13.1 hereof to the end that Parties will jointly estimate the beginning date of the first Commercial Year not less than 24 months in advance of the beginning date of the first Commercial Year ("Joint Estimate Date"). The Joint Estimate Date shall not be less than 28 months from the date of Copley's submission of the ANDA to the FDA.

     7.2. The Parties recognize that determining the Joint Estimate Date is inherently speculative. Therefore, neither party will hold the other party liable hereunder in the event that the Joint Estimate Date ultimately proves to be incorrect.

     7.3. On the date the parties determine the Joint Estimate Date, Copley will provide Rhodes with a good faith estimate of Copley's maximum annual requirements of the Substance as of the Joint Estimate Date. If, in any subsequent Commercial Year of this Agreement, Copley determines that its future annual maximum requirements for the Substance will exceed Rhode's manufacturing capacity for the Substance, Copley shall send Rhodes 18 months advance written notice of Copley's projected additional maximum annual requirements and Rhodes may, in its sole discretion, determine whether or not to increase its capacity for producing the Substance in order to meet Copley's additional requirements. Rhodes shall notify Copley as promptly as possible of its decision in this regard.

     7.4. At least ninety (90) days prior to the commencement of a Commercial Year, Copley shall present to Rhodes Copley's best estimate of its annual requirements for the

Substance during the upcoming Commercial Year on a quarterly basis. Copley will also notify Rhodes at least sixty (60) days before each quarter of its estimated monthly requirements for that and the next quarter which requirements will supersede those provided pursuant to the above annual forecast. Rhodes will base resources decisions at the Coventry Plant on Copley's annual estimated purchases and thus Copley's failure to achieve those estimated purchases will result in year end cost adjustments by Rhodes.

     7.5.  Copley will place firm orders for the Substance at least forty-five
(45) days before each required shipment date. Both Parties agree to work together to reduce lead time for orders and deliveries.

     7.6. Copley will accept deliveries of Substance from Rhodes based on orders placed pursuant to this Article 7. Rhodes will not be required to deliver, in any calendar year, additional quantities of Substance exceeding ten percent (10%) of the quantity of Copley's annual estimated purchases for that Commercial Year provided by Copley under Article 7.4. Rhodes will supply the additional quantity of Substance by reducing the inventory of Substance specified in Article 8 herein.

                        ARTICLE 8: INVENTORY REQUIREMENT
                        --------------------------------

     8.1. At all times during the term of this Agreement and any extension thereof, Rhodes will maintain an inventory of at least twenty (20) percent of Copley's estimated purchases of Substance from Rhodes for the next two quarters, as set forth in Article 7.4.

     8.2. In the event that Rhodes supplies an additional quantity of substance to Copley pursuant to Article 7, the amount of such additional quantity shall be credited against the inventory requirement provided for in this Article 8.

                         ARTICLE 9: REGULATORY MATTERS
                         -----------------------------

     9.1. Copley agrees to take reasonable steps (i) to file its ANDA for the Product in 1997 and (ii) to secure FDA approval for the Product. Copley and Rhodes agree to take all necessary action to obtain and maintain any approvals necessary to permit Copley to sell the Product under Copley's name in compliance with applicable federal and state drug laws.

     9.2. Copley and Rhodes will make available to each other within three (3) days of receipt regulatory correspondence covering the following issues: regulatory letters, Product recalls, withdrawal of Product, and correspondence bearing on the safety and efficacy of the Product.

     9.3. In order to facilitate Copley's quality assurance activities with respect to the Product, Rhodes agrees to allow Copley at least once per year at mutually agreeable times to inspect/audit Rhodes facilities and records pertaining to manufacture, testing, storage, and packaging for compliance with Good Manufacturing Practices.

             ARTICLE 10: PROFIT SHARING, AUDITS, BILLING, AND TERMS
             ------------------------------------------------------

     10.1. Copley will use best marketing and sales practices to maximize sales and execute a product strategy, within the framework of applicable laws and regulations, to optimize sales of the Product in the Territory.

     10.2. Within thirty (30) days after the end of each month, Rhodes will forward a Summary of RhodesCOGS, as that term is defined in Article 2.8 hereof, to Copley. At that time Rhodes will also invoice Copley for the amount of the Substance purchased by Copley during the preceding month. The Substance purchase price shall be equal to [ /*/ ]. Payment is due thirty (30) days from the date of the invoice.

     10.3. In consideration for Rhodes assistance and indemnification in connection with the Patent litigation contemplated by Article 13 hereof, Copley hereby agrees to share with Rhodes Copley's profit arising out of the commercial sale of the Product in accordance with the following formula:

     [  /*/  ]

     WHERE

     [  /*/  ] and

     "Technical Royalty" has the meaning ascribed to it in Article 10.4 herein.

     10.4.
          (a) Subject to the provisions of Article 10.4 (b) and Article 10.4
(c), in the event that the challenge to the Patent contemplated by Article 13.1 is concluded either by judicial resolution or settlement and following such judicial resolution or settlement Copley can manufacture, market or sell the Product and such manufacture, marketing or sale does not constitute an infringement of the Patent in the Territory, Copley will pay a technical royalty (herein referred to as the "Technical Royalty") for four (4) years. The Technical Royalty is graduated and is based upon a Commercial Year, as that term is defined in Article 1 hereof. The

---------------
/*/ Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.

Technical Royalty for the first Commercial Year of this Agreement shall be [ /*/ ] of Copley's Gross Margin. The Technical Royalty for the second and third Commercial Years shall be [ /*/ ] of Copley's Gross Margin for each of those years. The Technical Royalty for the fourth Commercial Year shall be [ /*/ ] of Copley's Gross Margin.

          (b) In the event that the challenge to the Patent contemplated by
Article 13.1 is not concluded either by judicial resolution or settlement as provided in Article 10.4 (a) or Rhode's manufacture of the Substance infringes any other patent in the Territory, no Technical Royalty will be owed to Rhodes.

          (c) If any company other than the owner of the Patent described in
Article 13 files an ANDA with respect to the Product in advance of Copley's ANDA, Rhodes can, at its sole discretion, unilaterally elect to terminate this Agreement by providing written notice to Copley of Rhodes' decision to terminate this Agreement, or Rhodes can continue with this Agreement and if the earlier filed company successfully challenges the Patent by a judicial resolution that the Patent is invalid, no Technical Royalty will be owed to Rhodes. Should Rhodes decide to challenge the validity of the Patent at a later date, Rhodes shall first offer Copley the opportunity to reinstate the provisions of this Agreement, which offer Copley shall accept or reject within thirty (30) days.
If Rhodes terminates this Agreement pursuant to this Article 10.4 (c), Copley may thereafter seek an alternative source of the Substance and manufacture and sell the Product without any obligation or liability to Rhodes.

     10.5 Within thirty (30) days of the end of each month during each Commercial year of this Agreement, Copley shall prepare a CCOGS summary and forward it to Rhodes. The Copley

-------------------
/*/ Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.

summary shall include the gross product sales in Dollars for the preceding month, the Product rebates, discounts, allowances and returns for the same period deducted from Copley's gross product sales, and CCOGS. This information will be utilized to determine the Technical Royalty and the Profit Share to be paid to Rhodes, as described in the preceding subsections of this Article 10. Rhodes will bill Copley quarterly (according to the following schedule: January 2nd, April 1st, July lst, and October 1st) for the Technical Royalty and Profit Share due for the three (3) months preceding each of the dates specified immediately above and the payment is due thirty (30) days from the date of Rhodes' invoice.

     10.6. If at any time during the term of this Agreement Copley is unable to sell the Product at the prevailing average market price without its Gross Margin falling to or below [ /*/ ], Rhodes and Copley agree to meet to determine if cost savings can be achieved that will permit Copley to sell the Product at prevailing market conditions with a minimum Gross Margin of [ /*/ ].

     10.7. Once each year, Rhodes and Copley may, upon thirty (30) days written notice to the other Party, audit the books and records of the other Party at Rhodes or Copley's offices, as applicable, to determine the accuracy of the other Party's financial and cost determinations hereunder.

                            ARTICLE 11: TERMINATION
                            -----------------------

     11.1. Either Party will have the right to terminate this Agreement by giving three (3) years notice in writing to the other party; however, no termination can take effect during the Initial Term unless one or more of the following events occur, in which case either party must give due notice:

-------------------
/*/ Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.

            (a) Insolvency or bankruptcy of the other Party or the inability or failure of the other Party to perform any financial obligations as the same become due;

            (b) Demonstrable inability of the other Party to perform its material obligations under this Agreement; and/or

            (c) The enactment of any law, order or regulation by a governmental unit in the Territory that would render it impracticable or impossible for the other Party to perform it obligations hereunder.

            (d) Pursuant to Article 10.4(c) of this Agreement.

     11.2. Upon the occurrence of any of the events set forth in Article 11.1, either Rhodes or Copley may so notify the other Party in writing, specifying in reasonable detail the claimed occurrence. If the condition referred to in such notice has not been cured within one hundred twenty (120) days from receipt of the notice, this Agreement shall thereupon terminate; provided, however, that if
                                                      -----------------
such condition reasonably cannot be cured within said period, it shall be sufficient to prevent termination if the party seeking to effect a cure gives notice to the other within said period that it will diligently pursue a cure and in fact diligently works to the effect a cure, setting forth in reasonable detail the action taken, and thereafter cures the condition within a period ending not later than two hundred forty (240) days after receipt of the original notice of default. Copley may purchase the Substance from other suppliers, as provided in Article 14 hereof, in the event of a reduction, due to an event identified in this Article, in the quantities of the Substance Copley is able to purchase from Rhodes.

                              ARTICLE 12: WARRANTY
                              --------------------

     Rhodes warrants that the Substance delivered to Copley will conform to the specifications set forth on Exhibit A and the containers in which the Substance is shipped will conform to the specification set forth in Exhibit A. Rhodes further warrants that the Substance to be supplied to Copley hereunder will conform to and will be manufactured in conformity with applicable FDA and State regulations. THIS WARRANTY IS THE ONLY WARRANTY, EXPRESS OR IMPLIED, MADE BY RHODES AS TO THE SUBSTANCE, AND ALL OTHER WARRANTIES, INCLUDING MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, ARE DISCLAIMED. Except as otherwise provided in this Agreement, the exclusive remedy for breach of warranty will be prompt replacement of the nonconforming Substance at Rhodes' expense with a like amount of the Substance conforming to the above-stated warranty. For purposes hereof, replacement may include reprocessing of the Substance if done in a period of time commercially reasonable to Copley. In no event will Rhodes be liable to Copley for any alteration, change, improper packaging or other improper treatment of Substance by Copley other than in accordance with Rhodes' instructions; nor will Rhodes be liable to Copley for any damage arising solely from Copley's marketing, production, advertising, distribution or sale of Product that conforms to the warranty set forth above.

                       ARTICLE 13: INDEMNITY; SETTLEMENT
                       ---------------------------------

     13.1. Rhodes and Copley acknowledge that Copley, in seeking FDA approval to market the Product, shall certify in the ANDA Copley submits to the FDA that the Patent is invalid or that the Patent will not be infringed by the manufacture, use, or sale of the Product. In the event that SmithKline Beecham, Inc., the owner of United States Patent No. 4420639 ("Patent"), institutes an action to enforce its rights pursuant to the Patent, Copley agrees that Rhodes will be solely responsible for selecting the defense counsel and managing the defense and the litigation and Copley will fully cooperate in the defense of that action. Subject to the foregoing, Rhodes will indemnify Copley in accordance with the terms of Article 13.2.

     13.2. Rhodes will defend, indemnify and hold harmless Copley and its affiliates (and each of their employees, officers, directors and stockholders) from and against any and all claims, liabilities, assessed damages, costs and expenses (including, without limitation, costs and expenses of investigation and settlement, court costs and attorneys' fees and expenses regardless of outcome, but excluding any indirect, incidental or consequential damages or losses and lost profits) arising solely out of any allegation of infringement of the Patent in the Territory with respect to the Product and any allegation of infringement of any other patent in the Territory with respect to Rhodes, manufacture of the Substance, including those associated with any Patent action in the Territory brought by SmithKline Beecham. Rhodes' indemnification obligation described herein shall be subject to the limitations of liability set forth in Articles 12 and 15.3 hereof, where the claims, liabilities, assessed damages, costs and expenses arise solely out of any claim of defect in the Substance or the failure of the Substance to conform to the express warranty set forth in Article 12 hereof. Rhodes will defend, indemnify and hold harmless Copley and its affiliates (and each of their employees, officers, directors and stockholders) from and against any and all claims, liabilities, assessed damages, costs and expenses (including, without limitation, costs and expenses of investigation and settlement, court costs, attorneys' fees and expenses regardless of outcome and costs incurred by Copley under contracts with its customers requiring Copley to pay the difference between the price charged such customer by Copley and the price paid by such customer to cover a failure to supply by Copley, but excluding any indirect, incidental or consequential damages or losses and lost profits) to the extent caused by Rhodes' inability to manufacture the Substance.

     13.3. Copley will defend, indemnify and hold harmless Rhodes and its affiliates (and each of their employees, officers, directors and stockholders) from and against any and all claims, liabilities, assessed damages, costs and expenses (including, without limitation, costs and expenses of investigation and settlement, court costs and attorneys' fees and expenses regardless of outcome, but excluding any indirect, incidental or consequential damages or losses and lost profits) to the extent caused by Copley's marketing, production, advertising, distribution or sale of Product that conforms to the express warranty set forth in Article 12 hereof or caused by alterations to Substance or Product made by Copley after delivery by Rhodes other than in accordance with the directions of Rhodes, except to the extent such claim arises out of Rhodes' breach of this Agreement, gross negligence or misconduct.

     13.4. The Parties will cooperate and give each other prompt notice of claims as to which indemnification may be claimed hereunder. The indemnifying Party will not settle any claim or lawsuit relating to the Product without the prior approval of the Indemnified Party, which approval will not be unreasonably withheld.

     13.5. Copley agrees that at no time in advance of a judicial resolution or settlement of the challenge to the Patent contemplated by Article 13.1 shall it unilaterally sell the Product. If Copley does so sell the Product, all indemnification by Rhodes is waived.

     13.6.  The Parties recognize that the Patent litigation contemplated by
Article 13.1 may be resolved by means of a settlement with SmithKline Beecham, Inc., the owner of the Patent ("Patent Owner"). The following provisions shall apply in respect of attempting to conclude a settlement and with respect to a settlement, as concluded.

          (a) [ /*/ ]

          (b) [ /*/ ]

          (c) [ /*/ ]

          (d) [ /*/ ]

----------------
/*/ Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.

          (e) [ /*/ ]

          (f) [ /*/ ]

          (g) [ /*/ ]

          (h) [ /*/ ]

----------------
/*/ Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.

      [ /*/ ]


                           ARTICLE 14: FORCE MAJEURE
                           -------------------------

     In the event of war, fire, flood, strike, labor trouble, accident, riot, act of government authority (including changes in FDA laws and regulations), lack of fuel or energy, natural disasters, or other contingencies, whether of like or different nature, beyond the control of the Parties hereto, and interfering with the production, supply, transportation, marketing, or consumption of the Product or Substance, with the supply of raw materials used in connection therewith or with due performance of this Agreement by any Party ("Force Majeure Event"), the Party affected thereby shall give prompt written notice to the other. The Party affected by such event shall be excused from performance of its obligations hereunder for the period that such event continues; provided, however, that the Party affected by such event shall use
           --------  -------
all reasonable efforts to avoid or overcome the causes affecting performance, and shall resume performance of

----------------
/*/ Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.

its obligations hereunder as soon as possible. In the event of a reduction, due to a Force Majeure Event, in the quantities of the Substance Copley is able to purchase from Rhodes, Copley may purchase the Substance from other suppliers.

                        ARTICLE 15: HANDLING AND CLAIMS
                        -------------------------------

     15.1. The Substance supplied under this Agreement will be delivered FOB Rhode's Coventry Plant. Rhodes shall make shipping arrangements with the appropriate carriers from the FOB point under the agreements that Copley has with those carriers. Title and risk of loss passes to Copley when the Substance is delivered to the carrier at the FOB point.

     15.2. Each Party acknowledges that Substance and Product require special handling, storage, transportation, treatment or use to comply with applicable safety and environmental laws. At times when such Party has title and risk of loss for Substance or Product, it will take all actions necessary to comply with those laws and avoid spills or other dangers to persons, property or the environment.

     15.3. Notwithstanding any provision herein to the contrary, Copley will test and inspect Substance for compliance with this Agreement within a reasonable time after such shipment is received. All claims against Rhodes with respect to any shipment of Substance, including claims for allegedly defective goods or shortage, will be deemed waived unless made in writing and received by Rhodes within sixty (60) days after Copley's receipt of such shipment. Variations in invoice quantity of one percent (1%) or less will be disregarded. If these variations are consistently in one direction, Rhodes and Copley will work to resolve them.

                              ARTICLE 16: NOTICES
                              -------------------

     16.1. All notices under this Agreement must be made in writing and mailed or delivered to the following:

     Copley:     Copley Pharmaceutical, Inc.
                 25 John Road
                 Canton, MA 02021
                 Attention:  General Counsel

     Rhodes:     Rhodes Technology Company
                 299 Market Street
                 Saddle Brook, NJ 07663
                 Attention:  Hans Peter Kirchgaessner

with a copy to:  Rhodes Technology Company
                 100 Connecticut Avenue
                 Norwalk, CT 06850
                 Attention:  Howard R. Udell

     16.2. If either or both Parties employ purchase orders or acknowledgment forms or other commercial forms in the administering of this Agreement, none of the terms and conditions printed or otherwise appearing on such forms will be applicable except to the extent that they reflect quantity, destination, mode of shipment, or timing of deliveries.

                             ARTICLE 17: ASSIGNMENT
                             ----------------------

     17.1. This Agreement is not assignable or transferable by either Party hereto, in whole or in part, without the prior written consent of the other Party, except

          (a) to its existing affiliates or parents, and to any successor of substantially all of its business, and assets of either Copley or Rhodes which relate to Substance or Product, or

            (b) in the case of Copley, in whole or in part to subsidiaries or affiliates of which a majority stock is owned or controlled, of the voting directly or indirectly, by Copley or by any company owning, directly or indirectly, one hundred percent (100%) of Copley, or

            (c) in the case of Rhodes, to subsidiaries or affiliates of which a majority of the voting stock is owned or controlled, directly or indirectly, by Rhodes or by any company owning, directly or indirectly, one hundred percent (100%) of Rhodes, provided that no such agreement shall serve to release the assigning Party from liability for its obligations hereunder; and

     17.2. This Agreement shall be binding upon, and shall inure to the benefit of, the respective successors and permitted assigns of the Parties.

                           ARTICLE 18: APPLICABLE LAW
                           --------------------------

     18.1. Both Parties agree that, in the event of a dispute relating to this Agreement, they are prepared to explore resolution of the dispute through negotiation or Alternative Dispute Resolution (ADR) techniques before pursuing full-scale litigation. No lawsuit may be commenced unless a Party gives the other side fifteen (15) days notice of its intent to initiate litigation.

     18.2. This Agreement will be interpreted in accordance with the state laws of Delaware. Any lawsuit or application for judicial relief of interpretation by the Parties relating to this Agreement will be filed only in the State of Delaware. The Parties hereby consent to the jurisdiction of the State of Delaware over them in matters relating to this Agreement including, but not limited to, performance, nonperformance, enforcement or interpretation.

                            ARTICLE 19: SEVERABILITY
                            ------------------------

     This Agreement is intended to be valid and effective under any applicable law and, to the extent permissible shall be construed to avoid violation of or invalidity under any applicable law. Should any provisions of this Agreement be or become invalid, illegal or unenforceable under any applicable law, the other provisions of this Agreement shall not be affected and shall remain in full force and effect and to the extent permissible under applicable law, any such invalid, illegal or unenforceable provision shall be deemed lawfully amended to conform with the intent of the Parties. Nothing in this Article shall preclude a Party hereto from bringing an action for failure of consideration in the event a material provision of this Agreement shall be held invalid, illegal or unenforceable.

                          ARTICLE 20: ENTIRE AGREEMENT
                          ----------------------------

     This Agreement contains the sole and entire understanding of the Parties related to its subject matter and supersedes all prior or contemporaneous oral or written Agreements concerning the subject matter.

                            ARTICLE 21: MODIFICATION
                            ------------------------

     This Agreement cannot be changed orally and no modification of this Agreement will be recognized or have any effect, unless the writing in which it is set forth is signed by Rhodes and Copley, nor will any waiver of any of the provisions of this Agreement be effective unless in writing and signed by the Party to be charged therewith.

                               ARTICLE 22: WAIVER
                               ------------------

     The failure of either Party to enforce, at any time, or for any period of time, the provisions hereof or failure of either Party to exercise any option herein will not be construed as a waiver of such provision or option and will in no way effect that Party's right to enforce such provisions or exercise such option. No waiver of any provision hereof will be deemed a waiver of any succeeding breach of the same or any other provisions of this Agreement.

                              ARTICLE 23: HEADINGS
                              --------------------

     The headings herein are for the purpose of convenience of reference only and are not intended to define or limit the contents of this Agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

COPLEY PHARMACEUTICAL, INC.      RHODES TECHNOLOGY COMPANY
                                 by Napp Technologies, Inc.,
                                 its Managing General Partner


By: /s/ Gene M. Bauer            By: /s/ H. P. Kircehigaessner
    ---------------------------      ------------------------------

Printed Name: Gene M. Bauer      Printed Name: H.P. Kircehigassner
              -----------------                --------------------

Title: Vice President Secretary  Title: President
       ------------------------         ---------------------------

                                   Exhibit A

                     Nabumetone Raw Material Specifications

1. Label                                       Nabumetone.

2. Manufacturer                                Rhodes Technology Company.

3. Appearance                                  A white or almost white,
                                               crystalline powder.

4. Identification                               [     /*/     ]

5. Chromatographic Purity                       [     /*/     ]

6. Nabumetone Alcohol                           [     /*/     ]%

7. Heavy Metals                                 [     /*/     ]

8 . Residue On Ignition                         [     /*/     ]

9. Loss On Drying                               [     /*/     ]

10. Melting Range                               [     /*/     ]

11. Assay                                       [     /*/     ]

12. Particle Size                               [     /*/     ]

13. Organic Volatile                            [     /*/     ]
    Impurities,
    Method IV:

/*/ Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.

                                   Exhibit B
                                   ---------
NABUMETONE INVENTORY
--------------------

---------------------------------------------------------------------------------------------
   LOCATION IN                  PRODUCT                    LOT NUMBER         AMOUNT IN KGS
    WAREHOUSE
---------------------------------------------------------------------------------------------
Mill Room                  NABUMETONE DRY                   NDCA-005              [   /*/   ]
---------------------------------------------------------------------------------------------
Mill Room                  NABUMETONE MILLED                NMC-70010             [   /*/   ]
---------------------------------------------------------------------------------------------
5103                       NABUMETONE DRY                   NDCA-002              [   /*/   ]
---------------------------------------------------------------------------------------------
5103                       NABUMETONE MILLED                NMEX-001              [   /*/   ]
---------------------------------------------------------------------------------------------
5103                       NABUMETONE MILLED                NMEX-001              [   /*/   ]
---------------------------------------------------------------------------------------------
5104                       NABUMETONE MILLED                NMCA-002              [   /*/   ]
---------------------------------------------------------------------------------------------
5104                       NABUMETONE MILLED                NMCA-002              [   /*/   ]
---------------------------------------------------------------------------------------------
5104                       NABUMETONE MILLED                NMCA-001              [   /*/   ]
---------------------------------------------------------------------------------------------
5105                       NABUMETONE DRY                   NDCA-007              [   /*/   ]
---------------------------------------------------------------------------------------------
5105                       NABUMETONE DRY                   NDCA-007              [   /*/   ]
---------------------------------------------------------------------------------------------
5105                       NABUMETONE DRY                   NDCA-007              [   /*/   ]
---------------------------------------------------------------------------------------------
5105                       NABUMETONE DRY                   NDCA-007              [   /*/   ]
---------------------------------------------------------------------------------------------
5106                       NABUMETONE  DRY                  NDCA-001              [   /*/   ]
---------------------------------------------------------------------------------------------
5107                       NABUMETONE  DRY                  NDCA-004              [   /*/   ]
---------------------------------------------------------------------------------------------
5107                       NABUMETONE DRY                   NDCA-006              [   /*/   ]
---------------------------------------------------------------------------------------------
5107                       NABUMETONE DRY                   NDCA-006              [   /*/   ]
---------------------------------------------------------------------------------------------
5107                       NABUMETONE DRY                   NDCA-006              [   /*/   ]
---------------------------------------------------------------------------------------------
5108                       NABUMETONE PURE                  NDCA-001              [   /*/   ]
---------------------------------------------------------------------------------------------

-----------------
/*/ Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.

---------------------------------------------------------------------------------------------
5108                       NABUMETONE MILLED                NME-60002             [   /*/   ]
---------------------------------------------------------------------------------------------
5108                       NABUMETONE DRY                   NDCA-003              [   /*/   ]
---------------------------------------------------------------------------------------------
5108                       NABUMETONE DRY                   NDCA-001              [   /*/   ]
---------------------------------------------------------------------------------------------
5109                       NABUMETONE MILLED                NMCB-007              [   /*/   ]
---------------------------------------------------------------------------------------------
5109                       NABUMETONE MILLED                NMCB-007              [   /*/   ]
---------------------------------------------------------------------------------------------
5109                       NABUMETONE MILLED                NMCB-007              [   /*/   ]
---------------------------------------------------------------------------------------------
5110                       NABUMETONE MILLED                NMC-70008             [   /*/   ]
---------------------------------------------------------------------------------------------
5110                       NABUMETONE MILLED                NMC-70009             [   /*/   ]
---------------------------------------------------------------------------------------------

------------------
/*/ Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.

APPENDIX TO FORM 10-K FILINGS TO DESCRIBE DIFFERENCES BETWEEN PRINTED AND EDGAR-FILED TEXTS:

 (1) Boldface typeface is displayed with capital letters, italic typeface is displayed in normal type.

 (2) Because the printed page breaks are not reflected, certain tabular and columnar headings and symbols are displayed differently in this filing.

 (3) Bullet points and similar graphic signals are omitted.

 (4) Page numbering has been omitted.

 (5) The registered mark symbol has been replaced by (R).

 (6) The trade mark symbol has been replaced by (TM).